Exhibit 99.2

FIFTH AMENDMENT TO INDUSTRIAL REAL ESTATE TRIPLE NET LEASE

This FIFTH AMENDMENT TO INDUSTRIAL REAL ESTATE TRIPLE NET LEASE (“Fifth Amendment”) is made and entered into as of the 13th day of March, 2013, by and between HCP TPSP, LLC, a Delaware limited liability company (“Landlord”), and PACIRA PHARMACEUTICALS, INC., a California corporation (“Tenant”).

R E C I T A L S :

A.                                    Landlord (as successor-in-interest to Equitable Life Assurance Society of the United States, a New York corporation) and Tenant (as successor-in-interest to Depotech Corporation, a California corporation) are parties to that certain Industrial Real Estate Triple Net Lease dated August 17, 1993 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November 1, 1995 (the “First Amendment”), that Second Amendment to Lease dated September 1, 1998 (the “Second Amendment”), that certain Third Amendment to Lease dated June 28, 2004 (the “Third Amendment”), that certain Fourth Amendment to Industrial Real Estate Triple Net Lease dated July 2, 2009 (the “Fourth Amendment”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 21,746 rentable (20,000 usable) square feet of space (the “Premises”) commonly known as Suite 130 and located on the first (1st) floor of the building (the “Building”) located at 11011 North Torrey Pines Road, La Jolla, California 92037.  The Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment shall hereafter be referred to, collectively, as the “Lease.”

B.                                    The parties desire to amend the Lease on the terms and conditions set forth in this Fifth Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Terms.  All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Fifth Amendment.

2.                                      Condition of the Premises.  Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and therefore Tenant continues to accept the

TORREY PINES SCIENCE PARK [Fifth Amendment] [Pacira Pharmaceuticals, Inc.]

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Premises in its presently existing, “as is” condition.  Except to the extent expressly set forth herein or in the Tenant Work Letter (as defined in Section 5 below), and without waiving the Landlord’s obligations pursuant to the Lease with respect to maintenance, repairs and services as set forth in the Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

3.                                      Extended Lease Term; Option Term.

3.1                               Extended Lease Term.  Pursuant to the Lease, the Lease Term is scheduled to expire on July 31, 2015.  Landlord and Tenant hereby agree to extend the Lease Term for a period of Five (5) years and one (1) month, from July 31, 2015, until August 31, 2020, on the terms and conditions set forth in the Lease, as hereby amended by this Fifth Amendment, unless sooner terminated as provided in the Lease.  Notwithstanding the fact that the extension of the Lease Term does not commence until August 1, 2015, for purposes of this Fifth Amendment, the period of time commencing on January 1, 2013, and ending on August 31, 2020, shall be referred to herein as the “Extended Term.”

3.2                               Option Term.

3.2.1                     Option Right.  Landlord hereby grants to the Tenant originally named in this Fifth Amendment (the “Original Tenant”), and any “Affiliate Assignee,” as that term is defined below, one (1) option to extend the Extended Term for a period of five (5) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord (the “Exercise Notice”) not earlier than twelve (12) months and not later than nine (9) months prior to the expiration of the Extended Term, provided that the following conditions (the “Option Conditions”) are satisfied:  (i) as of the date of delivery of such notice, Tenant is not in default under the terms of the Lease, as amended hereby; (ii) as of the end of the Extended Term, Tenant is not in default beyond any applicable notice and cure period expressly set forth in the Lease, as amended (a “Default”); (iii) Tenant has not previously been in Default more than once during the immediately preceding twelve (12) month period, and (iv) the Lease then remains in full force and effect and Original Tenant occupies one hundred percent (100%) of the Premises at the time the option to extend is exercised and as of the commencement of the Option Term.  Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect.  Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Extended Term, as it applies to the Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 3.2 shall be personal to Original Tenant and any Affiliate Assignee, and may be exercised by Original Tenant or an Affiliate Assignee only (and not by any other assignee, sublessee or transferee of Tenant’s interest in the Lease, as hereby amended).  As used in this Fifth Amendment, the terms “Affiliate Assignee” shall mean any “Affiliate,” as such term is defined below, to whom Original Tenant’s entire interest in the Lease, as hereby amended, has been assigned and shall only apply to the extent that the Original Tenant or its Affiliate Assignee (if applicable) remains the tenant under the Lease, as amended hereby.  For purposes of this Fifth Amendment, an “Affiliate” of Tenant is an entity which is controlled by, controls, or is under common control with, Tenant, and shall also include a corporation or other entity which is a

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successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant. “Control,” as used in this Fifth Amendment, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

3.2.2                     Option Rent.  The annual rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term.  The “Fair Rental Value,” as used in this Fifth Amendment, shall be equal to the annual rent per square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term, are leasing non-sublease, non-encumbered, non-equity space, which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction (the “Comparable Transactions”), which comparable space is located in any or all of the “Comparable Buildings,” as that term is defined below, taking into consideration the following concessions (the “Concessions”):  (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Extended Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.  The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rental obligations in connection with Tenant’s lease of the Premises during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then-existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).  The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind.  The term “Comparable Buildings” shall mean the Building and shall mean the Building and those other first-class life science buildings located in the Torrey Pines market area of San Diego, California that are comparable in quality of construction, services and amenities.

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3.2.3                     Determination of Fair Rental Value.  In the event Tenant timely and appropriately exercises an option to extend the term of the Lease, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the commencement of the Option Term.  If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 3.2.3.1 through 3.2.3.7, below.  Notwithstanding the terms set forth in Sections 3.2.3.1 through 3.2.3.7 below, in the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall pay Landlord’s submitted Option Rent until a final determination is made pursuant to the arbitration.  Following the arbitration, in the event Tenant’s submitted Option Rent is selected, then (i) Landlord shall make a retroactive adjustment to the Option Rent and credit against Tenant’s next rent due the difference between Landlord’s submitted Option Rent and the arbitrators’ final determination of the Option Rent, and (ii) if Landlord’s fails to credit such amount against Tenant’s next rent due, then Tenant shall thereafter have the right to deduct such amount from its rent due under the Lease, as amended).

3.2.3.1           Landlord and Tenant shall each appoint one (1) arbitrator who shall be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial office properties in North San Diego, California.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 3.2.2 of this Fifth Amendment.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

3.2.3.2           The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators, and the third arbitrator shall not have represented either Landlord or Tenant during the five (5) year period immediately preceding the Outside Agreement Date.

3.2.3.3           The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent and shall notify Landlord and Tenant thereof.

3.2.3.4           The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

3.2.3.5           If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, then the arbitrator appointed

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by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

3.2.3.6           If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within such ten (10)-day period aforesaid, or if both parties fail to appoint an arbitrator within such fifteen (15)-day period aforesaid, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the third arbitrator, subject to criteria in Section 3.2.3.1 of this Fifth Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

3.2.3.7           The cost of the arbitration shall be paid by Landlord and Tenant equally.

4.                                      Rent.

4.1                               Basic Monthly Rent.  Notwithstanding anything set forth in the Lease to the contrary, effective as of the date of this Fifth Amendment, during the Extended Term, Tenant shall pay monthly installments of Basic Monthly Rent for the Premises as follows:

Period During Extended Term	Annual Basic Monthly Rent	Monthly Installment of Basic Monthly Rent

January 1, 2013 – December 31, 2013	$797,479.20	$66,456.60

January 1, 2014 – December 31, 2014	$821,403.58	$68,450.30

January 1, 2015 – December 31, 2015	$846,045.68	$70,503.81

January 1, 2016 – December 31, 2016	$871,427.05	$72,618.92

January 1, 2017 – December 31, 2017	$897,569.87	$74,797.49

January 1, 2018 – December 31, 2018	$924,496.96	$77,041.41

January 1, 2019 – December 31, 2019	$952,231.87	$79,352.66

January 1, 2020 – August 31, 2020	$980,798.83	$81,733.24

It is acknowledged and agreed that the schedule above for Basic Monthly Rent commences with January 1, 2013 and this Amendment is executed after such date.  Accordingly,

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if prior to the date hereof Tenant has overpaid or underpaid Basic Monthly Rent as set forth on the schedule above, then upon execution of this Amendment Landlord will credit any overpayment by Tenant against the next Basic Monthly Rent payment then due or Tenant will pay any underpayment of Basic Monthly Rent upon receipt of Landlord’s statement therefor.

4.2                               Additional Rent.  Tenant shall continue to be obligated to pay Additional Rent during the Extended Term.

4.3                               Outside Area Rent.  Notwithstanding anything set forth in the Lease to the contrary, during the Extended Term Tenant shall continue to pay, in accordance with the terms of Section 8 of the First Amendment and Section 10 of the Fourth Amendment, monthly installments of Basic Monthly Rent applicable to the Outside Area in an amount equal to $243.75.

5.                                      Improvements.  Tenant hereby acknowledges that Tenant is currently in possession of the Premises, and that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project, or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business.  Tenant shall continue to accept the Premises in its “as is” condition as of the date of this Fifth Amendment.  Except as specifically set forth in this Fifth Amendment and the Tenant Work Letter attached hereto as Exhibit A (the “Tenant Work Letter”), Landlord shall not be required to construct or pay for any improvements, alterations or refurbishment work for the Premises.

6.                                      Notices.  Notwithstanding anything to the contrary contained in the Lease, as of the date of this Fifth Amendment, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

if to Landlord:	HCP TPSP, LLC c/o HCP, Inc. 400 Oyster Point Blvd., Suite 409 South San Francisco, CA 94080 Attn: Jon Bergschneider

with a copy to: HCP TPSP, LLC c/o HCP, Inc. 3760 Kilroy Airport Way, Suite 300 Long Beach, CA 90806-2473 Attn: Legal Department and

Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

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7.                                      Broker.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment other than Studley, representing Tenant, and CBRE, representing Landlord (collectively, the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fifth Amendment.  The Landlord shall pay the Brokers pursuant to a separate written agreement.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

8.                                      Parking.  The first sentence of Section 4.4.3 of the Original Lease shall be amended and restated in its entirety as follows:  “Tenant shall be entitled to use up to three (3) vehicle parking spaces in the subterranean parking garage of the Building for each 1,000 (one thousand) square feet of Rentable Area within the Premises without paying any additional Rent during the Initial Lease Term.”

9.                                      Deletions.  Section 2.5 of the Original Lease, as inserted by Section 3 of the Third Amendment, and Tenant’s right to terminate the Lease pursuant to Section 7 of the Third Amendment, are each hereby deleted in their entirety and shall be of no further force or effect.

10.                               No Further Modification.  Except as specifically set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

“LANDLORD”	HCP TPSP, LLC,
a Delaware limited liability company

	By:	/s/ Jonathan M. Bergschneider
Name: Jonathan M. Bergschneider
Its: Executive Vice President

By:
Name:
Its:

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“TENANT”	PACIRA PHARMACEUTICALS, INC.,
a California corporation

	By:	/s/ James S. Scibetta
Name: James S. Scibetta
Its: Chief Financial Officer

	By:	/s/ Kristen Williams
Name: Kristen Williams
Its: General Counsel

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EXHIBIT A

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Articles or Sections of “this Fifth Amendment” shall mean the relevant portion of the Fifth Amendment to which this Tenant Work Letter is attached as Exhibit A and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.  All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease as defined in the Fifth Amendment.  All references herein to “Premises” shall mean the “Premises,” as that term is defined in Section 1.5 of the Original Lease.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Fifth Amendment.

SECTION 1

PREMISES AND BASE BUILDING

Except as expressly set forth in this Tenant Work Letter, Tenant shall continue to accept the Premises from Landlord in its presently existing, “as-is” condition.  Notwithstanding anything set forth in the Lease to the contrary, if and when Tenant commences work on Tenant Improvements, Tenant shall be required to complete, as part of the “Tenant Improvements,” as that term is defined in Section 2.1, below, any work required in order for Tenant to obtain a certificate of occupancy, or its legal equivalent, for the Premises, including without limitation any work required to comply with applicable building codes and other governmental laws, ordinances and regulations related to handicap access.

SECTION 2

TENANT IMPROVEMENTS

2.1                               Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of Three Hundred Twenty-Six Thousand One Hundred Ninety and No/100 Dollars ($326,190.00) for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises, including the additional Base Building Improvements, as that term is set forth in Section 2.2, below (collectively, the “Tenant Improvements”).  Except as set forth in Sections 2.3 and 2.4, below, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.  In the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before June 30, 2015, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto.  All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed

Landlord’s property under the terms of the Lease and shall remain in the Premises at the end of the Term; provided, however, Landlord may, by written notice to Tenant given at the time of approval of the “Final Working Drawings,” as that term is defined in Section 3.4 of this Tenant Work Letter, or in the case of a Limited Project under Section 3.1 of this Tenant Work Letter, at the time of approval of plans and specifications under Section 6.4 of the Lease, require Tenant, at Tenant’s expense, to remove any (i) moveable furniture, (ii) trade fixtures, (iii) process and process support equipment, (iv) utility equipment, (v) any other items permitted to be removed by Tenant pursuant to the Lease, and (vi) any other items agreed by Landlord to be removed by Tenant at the end of the Term (the equipment and items described in the preceding clauses (i) through (vi) are collectively referred to herein as the “Tenant’s Removable Property”).  With respect to the “Prior Work,” as that term is defined in Section 2.3.2.4 of this Tenant Work Letter, the Tenant’s Removable Property required to be removed by Tenant at the end of the Term consists of those items listed on Schedule 2 attached to this Tenant Work Letter.  Tenant shall, at Tenant’s expense, repair any damage to the Premises and Building caused the removal of Tenant’s Removable Property.

2.2                               Base Building Improvement Allowance.  Subject to the terms and conditions set forth in this Section 2.2, in addition to the “Additional Allowance,” as that term is defined in Section 2.4, below, Tenant shall also be entitled to increase the Tenant Improvement Allowance by an amount not to exceed Three Hundred Thousand and No/100 Dollars ($300,000.00) (the “Base Building Allowance”) for work to the “Base Building,” as that term is defined below (the “Base Building Improvements”), which Base Building Improvements shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld.  Examples of Base Building Improvements are set forth on Schedule 1 attached hereto.  If Tenant elects to utilize all or a portion of the Base Building Allowance, then all references in this Tenant Work Letter to the “Tenant Improvement Allowance,” shall be deemed to include the Base Building Allowance which Tenant elects to utilize, and the Lease shall be deemed amended accordingly so that the term “Tenant Improvement Allowance” refers to the Tenant Improvement Allowance computed in accordance with this Section 2.2.  Monthly Basic Rent shall not be adjusted on account of any portion of the Base Building Allowance paid to Tenant.  As used herein, the term “Base Building” shall mean the structural portions of the Building, including, without limitation, the foundation, floor slabs, ceilings, roof, columns, beams, shafts, stairs, stairwells, elevators, restrooms located in the core of the Building and all common areas (collectively, the “Building Structure”), and the mechanical, electrical, life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord and located in the core of the Building (collectively, the “Building Systems”).  Tenant specific utilities, installations and/or extensions of the Base Building core systems are not considered part of the Base Building.

2.3                               Disbursement of the Tenant Improvement Allowance.

2.3.1                     Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.3.1.1                           Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.2 of this Tenant Work Letter, which fees shall,

notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $55,238.00, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.2 of this Tenant Work Letter;

2.3.1.2                           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.3.1.3                           The cost of construction of the Tenant Improvements, and Base Building Improvements, examples of which are listed on Schedule 1 attached hereto, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.3.1.4                           The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.3.1.5                           The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.3.1.6                           The cost of connection of the Premises to the Building’s energy management systems;

2.3.1.7                           The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Tenant Work Letter;

2.3.1.8                           Sales and use taxes and Title 24 fees; and

2.3.1.9                           The cost of installing Tenant’s data cabling, not to exceed an aggregate amount equal to $54,365.00.

2.3.1.10                    All other actual and reasonable out-of-pocket costs expended by Landlord in connection with the construction of the Tenant Improvements.

2.3.2                     Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.3.2.1                           Monthly Disbursements.  On or before the first (1st) day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s

Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases, if applicable, from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord.  Within forty-five (45) days thereafter, Landlord shall deliver a check payable to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.5 below, or due to any substandard work, or for any other reason.  Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.3.2.2                           Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

2.3.2.3                           Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.  All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

2.3.2.4                           Disbursement of Portion of Tenant Improvement Allowance for Prior Work.  Notwithstanding anything to the contrary contained herein, Landlord acknowledges and agrees that a portion of the Tenant Improvement Allowance and Base Building Allowance, equal to One Hundred Twenty-Two Thousand One Hundred Ninety-Nine and 71/100 Dollars ($122,199.71.00) in the aggregate, shall be disbursed to Tenant for reimbursement of a portion of the costs to Tenant for Tenant Improvements and Base Building Improvements performed by Tenant prior to the date hereof (the “Prior Work”), which disbursement shall be made upon execution of the Fifth Amendment by Landlord and Tenant and delivery by Tenant to Landlord of evidence of payment to the contractor who performed the Prior Work.  Fifty percent (50%) of such amount will be disbursed from the Tenant Improvement Allowance and fifty percent (50%) will be disbursed from the Base Building Allowance.

2.4                               Additional Tenant Improvement Allowance.  Subject to the terms and conditions set forth in this Section 2.3, Tenant shall be entitled to increase the Tenant Improvement Allowance by an amount not to exceed Six Hundred Fifty-Two Thousand Three Hundred Eighty and No/100 Dollars ($652,380.00) (the “Additional Allowance”), pursuant to a written notice delivered to Landlord on or before October 1, 2013; provided, however, Landlord shall not be obligated to fund the Additional Allowance prior to January 1, 2014.  In the event Tenant exercises its right to use all or any portion of the Additional Allowance, the monthly Basic Rent for the Premises shall be increased by an amount equal to the “Additional Monthly Basic Rent,” as that term is defined below, in order to repay the Additional Allowance to Landlord.  The “Additional Monthly Basic Rent” shall be determined as the missing component of an annuity, which annuity shall have (w) the amount of the Additional Allowance which Tenant elects to utilize as the present value amount, (x) ninety-two (92) as the number of payments, (y) eight thousand three hundred thirty-three ten-thousands (.8333), which is equal to ten percent (10%) divided by twelve (12) months per year, as the monthly interest factor, and (z) the Additional Monthly Basic Rent as the missing component of the annuity.  Notwithstanding the date Landlord funds the Additional Allowance, the increase in the monthly Basic Rent by the Additional Monthly Basic Rent shall be retroactive back to January 1, 2013, and promptly following Tenant’s notice to Landlord exercising Tenant’s right to receive the Additional Monthly Basic Rent, Landlord and Tenant shall reconcile the amount paid by Tenant as Basic Rent under the Fifth Amendment with the amount of Basic Rent Tenant should have paid, and Tenant’s payment to Landlord of the amount owed shall be a condition precedent to Landlord’s obligation to fund the Additional Allowance.  If Tenant elects to utilize all or a portion of the Additional Allowance, then (i) all references in this Tenant Work Letter to the “Tenant Improvement Allowance,” shall be deemed to include the Additional Allowance which Tenant elects to utilize, and (ii) the parties shall promptly execute an amendment (the “Additional Allowance Amendment”) to the Lease setting forth the new amount of the Basic Rent, and Tenant Improvement Allowance computed in accordance with this Section 2.3.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                               Work of Limited Scope to be Performed as Alterations.  Landlord acknowledges and agrees that some of the Tenant Improvements will be performed from time to time as separate projects of limited scope.  Accordingly, for any such Tenant Improvement project, the cost of which is reasonably anticipated by Landlord to be less than or equal to Five Hundred Thousand Dollars ($500,000.00) (a “Limited Project”), the process for review and approval of Tenant’s plans shall be the process set forth in Section 6.4 of the Original Lease.  For such Limited Projects, the term “Approved Working Drawings” as used in Section 4 of this Work Letter shall refer to those plans approved by Landlord for such Limited Project.  For other Tenant Improvement projects, the cost of which is reasonably anticipated by Landlord to exceed Five Hundred Thousand Dollars ($500,000.00), Tenant shall adhere to the process set forth in Sections 3.2 to 3.5 below.  For purposes of determining the cost of a Tenant Improvement project, work done in phases or stages shall be considered part of the same Tenant Improvement project, and any Tenant Improvement project shall be deemed to include all trades and materials involved in accomplishing a particular result.  Notwithstanding anything set forth in this Tenant Work Letter to the contrary, if Tenant elects to install an emergency generator as part of the

Tenant Improvements or any other discrete equipment item where the costs associated with the Premises modifications and improvements are less than Five Hundred Thousand and No/100 Dollars ($500,000.00), then, regardless of the price of such installation, the process for review and approval of Tenant’s emergency generator plans shall be the process set forth in Section 6.4 of the Lease.

3.2                               Selection of Architect/Construction Drawings.  Tenant shall retain the architect/space planner designated by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.2.  Tenant shall retain the engineering consultants selected by Tenant (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”  All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.3                               Final Space Plan.  Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced.  The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.4                               Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval.  Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings.  Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect.  If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.5                               Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant.  After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the “Permits”).  Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractors.

4.1.1                     The Contractor.  A general contractor shall be retained by Tenant to construct the Tenant Improvements.  Such general contractor (“Contractor”) shall be selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

4.1.2                     Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract; Cost Budget.  Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.10, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).  The amount equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements) shall be referred to herein as the “Over-Allowance Amount”.  Tenant shall pay, within five (5) business days of written notice from Landlord, a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the amount of the Over-Allowance Amount divided by the amount of the Final Costs, and such payment by Tenant shall be a condition to Landlord’s obligation to pay any amounts of the Tenant Improvement Allowance.  .  In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.  Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has approved the Contract, and (b) Tenant has procured and delivered to Landlord a copy of all Permits.

4.2.2                     Tenant’s Agents.

4.2.2.1                           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work.  Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Landlord’s rules and regulations reasonably established by Landlord for the construction of improvements in the Building, (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule.  Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.  Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the actual and reasonably out-of-pocket costs incurred by Landlord for the services of Landlord’s representative, as set forth in Section 5.2, below, not to exceed an amount equal to one and one-half percent (1½%) of the Tenant Improvement Allowance, the Over-Allowance Amount (as such amount may be increased hereunder), and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements (collectively, the “Total TI Cost”), which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.  In the event of a conflict between the Approved Working Drawings and Landlord’s construction rules and regulations, Landlord, in its reasonable discretion, shall determine which shall prevail.

4.2.2.2                           Indemnity.  Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any negligent act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3                           Requirements of Tenant’s Agents.  Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4                           Insurance Requirements.

4.2.2.4.1         General Coverages.  All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2         Special Coverages.  Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3         General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site.  Upon notice from the insurance company, Tenant will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance.  In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense.  Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents.  All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3                     Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4                     Inspection by Landlord.  Tenant shall provide Landlord with reasonable prior notice of any inspection to be performed by a governmental entity in connection with the construction of the Tenant Improvements (provided that Tenant has prior notice of such inspection) in order to allow Landlord to be present during such inspection.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same.  Should Landlord disapprove any portion of the Tenant Improvements for failure to comply with the requirements hereof or with the Approved Working Drawings, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved.  Any defects or deviations in, and/or disapproval by Landlord for failure to comply with the requirements hereof or with the Approved Working Drawings of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord reasonably determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5                     Meetings.  Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at the Premises or another location mutually agreed to by Landlord and Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor’s current request for payment.

4.3                               Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord four (4) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1                               Tenant’s Representative.  Tenant has designated Michael O’Callahan and Vinay Shah, each as its representative with respect to the matters set forth in this Tenant Work Letter, each of whom shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2                               Landlord’s Representative.  Landlord has designated Project Management Advisors, Inc. (“PMA”) as a third party project manager for construction oversight of the Tenant Improvements on behalf of Landlord, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3                               Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in the Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time and continues beyond applicable notice or cure periods and before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

SCHEDULE 1 TO EXHIBIT A

BASE BUILDING IMPROVEMENTS

Example of Items qualifying for Base Building Improvement

Allowance (“BBIA”) and Tenant Improvement Allowance (“TIA”)

ITEM (Example)	BBIA	TIA
HVAC - Primary Equipment (Air handlers, chillers, cooling towers, boilers, compressors), primary duct distribution and associated piping and electrical with the primary equipment.	YES	YES
Building management system	YES	YES
Warehouse dock system	YES	YES
Upgrade security system platform or backbone	YES	YES
Fire alarm	YES	YES
Back up electric generators	YES	YES
Bathroom renovation	YES	YES
Plumbing upgrades to the general building systems (Domestic/Industrial Water, Roof/Storm Drain, Sewer)	YES	YES
Elevator	YES	YES
Garage lighting, replace failing skylight	YES	YES
RODI	YES	YES
Waste neutralization system	YES	YES
IT - Uninterrupted Power Supply (UPS)	NO	YES
Hazardous Material storage enclosures	NO	YES
Walls, Doors, Suspended Ceilings, Flooring, Ceiling Tiles, Cabinets	NO	YES
Reorganize warehouse area	NO	YES
Cold boxes and freezers	NO	YES
Vibration Analysis Equipment on Critical Equipment	NO	YES
Replacement of wet fire suppression system with chemical dry system - for GMP compliance	NO	YES
Build out GMP spare parts storage area in maintenance shop	NO	YES
IT - Cabling	NO	YES
Plumbing upgrades - GMP areas, waste water permit	NO	YES
Break room Equipment - Sink, Dishwashers	NO	YES
Interlock system on clean rooms	NO	YES

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SCHEDULE 2 TO EXHIBIT A

TENANT’S REMOVABLE PROPERTY - PRIOR WORK

None.

1